Exhibit 10.3
AMENDMENT TO THE
EQUITY INCENTIVE PLAN FOR
SENIOR MANAGEMENT EMPLOYEES OF
AVAGO TECHNOLOGIES LIMITED AND SUBSIDIARIES
March 9, 2011
     Effective as of the date first set forth above, Avago Technologies Limited (the “Company”) hereby amends the Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries, as amended and restated effective as of February 25, 2008 and as further amended on July 27, 2009 (the “Plan”) as follows:
Sections 8, 9, 10 and 11 of the Plan are hereby deleted and shall be of no further effect with respect to any Options or Shares outstanding under the Plan. Subsequent sections shall be renumbered accordingly.
     All capitalized terms used and not defined herein shall have the meaning given to them in the Plan, as amended from time to time.
     Except as provided in this Amendment, the Plan shall remain in full force and effect.
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